EXHIBIT 99.1

BLUE EARTH ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Henderson, Nevada, May 13, 2014--Blue Earth, Inc. (OTCQB: BBLU) an alternative/renewable energy and energy efficiency services company, announced its results for the first quarter of 2014.

Total consolidated revenue for the first quarter of 2014 was $3,234,217, an increase of $1,070,887 or 49.5%, when compared with consolidated revenue of $2,163,330 for the first quarter of 2013. The current revenues represent sales from the Company’s divisions, Blue Earth Solar ($1,826,309) Blue Earth Energy Management Services ($1,355,049) and Blue Earth Energy Power Solutions of ($52,859).

Total consolidated gross profit for the first quarter of 2014 was $1,445,908 or 44.7% of revenues, when compared to $719,723 or 33.3% of revenues for the first quarter of 2013. Blue Earth Energy Management Services had a gross profit $818,366 or 60.4% compared to $624,900 or 34.2% for Blue Earth Solar and Blue Earth Energy Power Solutions of $1,984 or 3.8%.

Total consolidated operating expenses for the first quarter of 2014 were $6,908,959, compared to $2,470,697 for the first quarter of 2013 an increase of $4,438,262 or 180%.

Net loss for the first quarter of 2014, was $5,686,460 as compared to a net loss of $1,877,417, for the first quarter of 2013 an increase of $3,809,043.  Excluding the non cash expenses ($2,904,380) of common stock for services, amortization of intangible assets acquired for stock and stock options/warrants issued for services the loss would have been $2,782,080 and $1,247,217 for the first quarter of 2014 and 2013.

The net loss attributed to common shareholders was $6,079,348 in the first quarter 2014 compared to $2,026,583 in the first quarter of 2013 due to dividends accrued on the Series C preferred stock and paid in common shares. The net loss translates to ($0.09) per basic and diluted share for the first quarter of 2014 as compared to a net loss of ($0.09) per basic and diluted share in the first quarter of 2013.

“The increase in our revenue for our energy efficiency, solar construction and maintenance operating segments was approximately as expected for the quarter. It is anticipated that most of our increased revenue forecast for 2014 will occur in the last two quarters of the year, with the fourth quarter expected to be the highest revenue quarter by a substantial amount.  We are pleased to see the increase in consolidated gross profit. It is anticipated that there will be less non-cash expenses associated with employee compensation as we move forward, although amortization and depreciation expenses should increase as we build, operate and own the CHP power plants that are expected to make us a significant independent power producer,” stated Johnny R. Thomas, CEO of Blue Earth, Inc.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

 Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.